Exhibit 10.1

Execution Version

THIRD AMENDMENT

TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Third Amendment”) dated as of May 20, 2015, is by and among SM ENERGY COMPANY, a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”); each of the Lenders that is a party hereto; and WELLS FARGO BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, by operation of law or as otherwise provided herein, the “Administrative Agent”).

The parties hereto agree as follows:

RECITALS

(A)                               The Borrower, the Administrative Agent and the Lenders are party to that certain Fifth Amended and Restated Credit Agreement dated as of April 12, 2013 (as amended, supplemented, or otherwise modified, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower;

(B)                               The Borrower has advised the Administrative Agent that it intends to (i) issue unsecured 5.625% Senior Notes due 2025 in an aggregate principal amount of up to $500,000,000 (the “2025 Senior Notes”) and (ii) use a portion of the proceeds of the 2025 Senior Notes to repurchase or redeem all of the 6.625% Senior Notes due 2019 issued by the Borrower in an initial aggregate principal amount equal to $350,000,000;

(C)                               The Borrower has advised the Administrative Agent that it intends to sell the Oil and Gas Properties located in Arkansas, Mississippi, Texas and Louisiana set forth on Annex A attached hereto (the “Haynesville Assets”) and Oklahoma and Kansas set forth on Annex B attached hereto (the “MidCon Assets”); and

(D)                               The Borrower has requested, among other things, that the Lenders and the Administrative Agent amend the Credit Agreement to (i) not require an automatic reduction to the Borrowing Base then in effect as a result of the issuance of the portion of the 2025 Senior Notes not constituting Permitted Refinancing Debt, (ii) permit the Borrower to sell the MidCon Assets and the Haynesville Assets without an accompanying reduction to the Borrowing Base then in effect and (iii) amend Section 8.13 to modify the ongoing title requirement set forth therein.

In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows.

Section 1.                                           Defined Terms.  Each capitalized term that is defined in the Credit Agreement, but which is not defined in this Third Amendment, shall have the meaning ascribed such term in the Credit Agreement.  Unless otherwise indicated, all section references in this Third Amendment refer to the Credit Agreement.

Section 2.                                           Amendments.  In reliance on the representations, warranties, covenants and agreements contained in this Third Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement shall be amended, effective as of the Third Amendment Effective Date in the manner provided in this Section 2.

2.1                               Additional Definitions.  Section 1.02 of the Credit Agreement shall be amended to add thereto, in alphabetical order, the definitions of “2025 Senior Notes”, “Haynesville Assets” and “MidCon Assets” which shall read in full as follows:

“2025 Senior Notes” means those certain unsecured 5.625% Senior Notes due 2025 in an aggregate principal amount of up to $500,000,000 issued by the Borrower on or before May 31, 2015.

“Haynesville Assets” means those certain Oil and Gas Properties set forth on Annex A attached hereto.

“MidCon Assets” means those certain Oil and Gas Properties set forth on Annex B attached hereto.

2.2                               Amendment to Section 8.13 of the Credit Agreement.  Section 8.13 of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

(a)                                 On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.12(a), the Borrower will deliver title information in form and substance acceptable to the Administrative Agent covering enough of the proved Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 63.75% (equal to 85% of 75%) of the Borrowing Base.

(b)                                 If the Borrower has provided title information for additional Properties under Section 8.13(a), the Borrower shall, within 60 days of notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information, (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens (other than Excepted Liens described in clauses (e), (f) and (g) of such definition) having an equivalent value or (iii) deliver title information in form and substance acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 63.75% (equal to 85% of 75%) of the Borrowing Base.

(c)                                  If the Borrower is unable to cure any title defect requested by the Administrative Agent or the Lenders to be cured within the 60-day period or the Borrower does not comply with the requirements to provide acceptable title information covering at least 63.75% (equal to 85% of 75%) of the Borrowing Base, such default shall not be a Default, but instead the Administrative Agent and/or the Majority Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Lenders.  To the extent that the Administrative Agent or the Majority Lenders are not reasonably satisfied with title to any Mortgaged Property after the 60-day period has elapsed, such unacceptable Mortgaged Property shall not count towards the 75% requirement in Section 8.14(a), and the Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Majority Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information covering at least 63.75% (equal to 85% of 75%) of the Borrowing Base.  This new Borrowing Base shall become effective immediately after receipt of such notice.

2.3                               Amendment to Section 9.02(i) of the Credit Agreement.  Section 9.02(i)  of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

(i)                                     other unsecured senior Debt or subordinated Debt of the Borrower maturing (giving effect to mandatory prepayments) no earlier than at least six months after the Maturity Date under this Agreement; provided that effective immediately upon the issuance of any such unsecured senior Debt or subordinated Debt, other than Permitted Refinancing Debt or the portion of the 2025 Senior Notes not constituting Permitted Refinancing Debt, the Borrowing Base shall be reduced by an amount equal to twenty-five percent (25%) of the aggregate principal amount of such Debt.

2.4                               Amendments to Section 9.12 of the Credit Agreement.

(a)                                 Section 9.12(e) of the Credit Agreement shall be amended to delete the word “and” at the end thereof.

(b)                                 Section 9.12(f) of the Credit Agreement shall be amended and restated in its entirety with the following clauses (f) and (g) to read in full as follows:

(f) the sale or other disposition of the MidCon Assets and the Haynesville Assets; provided that:

(i)                                     any such sale or disposition shall be consummated on or before the effectiveness of the October 1, 2015 Scheduled Redetermination;

(ii)                                  no Default shall exist and the Aggregate Revolving Credit Exposures shall not exceed the Borrowing Base, in each case, immediately prior to or after giving effect to any such sale or disposition of Property;

(iii)                               100% of the consideration received in respect of any such sale or other disposition shall be cash;

(iv)                              the consideration received in respect of any such sale or other disposition shall be equal to or greater than the fair market value of the Oil and Gas Property (as reasonably determined by the board of directors (or comparable governing body) of the Borrower and the Borrower shall deliver a certificate of a Responsible Officer of the Borrower certifying to that effect); and

(g) sales and other dispositions of Properties (other than Oil and Gas Properties) not regulated by Sections 9.12(a) to (f) having a fair market value not to exceed $50,000,000 during any 12-month period.

2.5                               Addition of Annexes A and B to Credit Agreement.  The Credit Agreement shall be amended to add Annexes A and B hereto as Annexes A and B thereto.

Section 3.                                           Conditions Precedent.  This Third Amendment shall be effective upon the date of the receipt by the Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 3, each of which shall be reasonably satisfactory to the Administrative Agent in form and substance (the “Third Amendment Effective Date”):

3.1                               Counterparts.  The Administrative Agent shall have received counterparts hereof duly executed by the Borrower and the Supermajority Lenders (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

3.2                               Fees and Expenses.  The Borrower shall have paid to the Administrative Agent any and all fees and expenses payable to the Administrative Agent pursuant to or in connection with this Third Amendment.

3.3                               No Event of Default or Deficiency.  No Event of Default shall have occurred which is continuing and the Aggregate Revolving Credit Exposures shall not exceed the Borrowing Base.

3.4                               Other Documents.  The Administrative Agent shall have received such other documents as the Administrative Agent or its counsel may reasonably request.

For purposes of determining satisfaction of the conditions specified in this Section 3, each Lender that has signed this Third Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 3 to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Third Amendment Effective Date specifying its objection thereto.  The Administrative Agent shall notify Borrower and each Lender of the Third Amendment Effective Date and such notice shall be conclusive and binding.

Section 4.                                           Reaffirm Existing Representations and Warranties.  The Borrower hereby (a) acknowledges the terms of this Third Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby; and (c) represents and warrants to the Lenders that, as of the date hereof, after giving effect to the terms of this Third Amendment: (i) all of the representations and warranties contained in each Loan Document to which the Borrower is a party are true and correct in all material respects as though made on and as of the Third Amendment Effective Date (unless made as of a specific earlier date, in which case, such representation or warranty was true and correct in all material respects as of such date or qualified by materiality, in which case such representation or warranty shall be true and correct as of the applicable date); (ii) no Default or Event of Default has occurred and is continuing and the Aggregate Revolving Credit Exposures do not, and will not after giving effect to this Third Amendment, exceed the Borrowing Base; (iii) since the date of the most recent balance sheet delivered pursuant to Section 8.01(a) of the Credit Agreement, no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; (iv) the execution, delivery and performance by the Borrower of this Third Amendment are within Borrower’s corporate powers, have been duly authorized by all necessary corporate action, require no consent or approval of, or filing with, any governmental body, agency or official and do not violate any provision of applicable law or any material agreement binding upon Borrower or any other Loan Party; and (v) this Third Amendment constitutes the valid and binding obligation of the Borrower enforceable in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, and (B) the availability of equitable remedies may be limited by equitable principles of general application, regardless of whether considered in a proceeding in equity or at law.

Section 5.                                           Miscellaneous.

5.1                               Confirmation.  The provisions of the Credit Agreement (as amended by this Third Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Third Amendment.  This Third Amendment shall constitute a Loan Document.

5.2                               No Waiver.  Neither the execution by the Administrative Agent or the Lenders party hereto of this Third Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any Defaults or Events of Default which may exist, which may have occurred prior to the date of the effectiveness of this Third Amendment or which may occur in the future under the Credit Agreement and/or the other Loan Documents.  Similarly, nothing contained in this Third Amendment shall directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Default or Event of Default, (b) except as provided herein, amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the

Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument.  Nothing in this Third Amendment shall be construed to be a consent by the Administrative Agent or the Lenders to any Default or Event of Default.  Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Loan Document to the Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as amended hereby.

5.3                               Counterparts.  This Third Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.   Delivery of an executed signature page to this Third Amendment by facsimile transmission or other electronic transmission (including .pdf) shall be as effective as delivery of a manually executed counterpart of this Third Amendment.

5.4                               Successors and Assigns.  This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.5                               Payment of Expenses.  In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket expenses incurred in connection with this Third Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable and documented fees and disbursements of counsel to the Administrative Agent.

5.6                               Severability.  Any provision of this Third Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

5.7                               No Oral Agreement.  This Third Amendment, the Credit Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties hereto relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof.  This Third Amendment, the Credit Agreement and the other Loan Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

5.8                               Governing Law.  THIS THIRD AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed effective as of the date first written above.

BORROWER:	SM ENERGY COMPANY

	By:	/s/ Matthew J. Purchase
Matthew J. Purchase
Treasurer

[SIGNATURE PAGE TO THIRD AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT – SM ENERGY COMPANY]

AGENTS AND LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION, Individually and as Administrative Agent

	By:	/s/ Suzanne Ridenhour
	Name:	Suzanne Ridenhour
	Title:	Director

[SIGNATURE PAGE TO THIRD AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT – SM ENERGY COMPANY]

BANK OF AMERICA, N.A., Individually and as Co-Syndication Agent

By:	/s/ Ronald E. McKaig
Name:	Ronald E. McKaig
Title:	Managing Director

JPMORGAN CHASE BANK, N.A., Individually and as Co-Syndication Agent

By:	/s/ Darren Vanek
Name:	Darren Vanek
Title:	Executive Director

COMPASS BANK, Individually and as Co-Documentation Agent

By:	/s/ Rhianna Disch
Name:	Rhianna Disch
Title:	Vice President

COMERICA BANK, Individually and as Co-Documentation Agent

By:	/s/ Garrett R. Merrell
Name:	Garrett R. Merrell
Title:	Relationship Manager

BARCLAYS BANK PLC

By:	/s/ May Huang
Name:	May Huang
Title:	Assistant Vice President

ROYAL BANK OF CANADA

By:	/s/ Kristan Spivey
Name:	Kristan Spivey
Title:	Authorized Signatory

BOKF, NA DBA BANK OF OKLAHOMA

By:	/s/ Parker Heikes
Name:	Parker Heikes
Title:	Vice President

SANTANDER BANK, N.A.
f/k/a Sovereign Bank

By:	/s/ Aidan Lanigan
Name:	Aidan Lanigan
Title:	Senior Vice President

By:	/s/ Vaughn Buck
Name:	Vaughn Buck
Title:	Executive Vice President

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Matthew Molero
Name:	Matthew Molero
Title:	Sr. Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Juan J. Mejia
Name:	Juan J. Mejia
Title:	Director

By:	/s/ David Geraghty
Name:	David Geraghty
Title:	Assistant Vice President

GOLDMAN SACHS BANK USA

By:	/s/ Jamie Minieri
Name:	Jamie Minieri
Title:	Authorized Signatory

KEYBANK NATIONAL ASSOCIATION

By:	/s/ John Dravenstott
Name:	John Dravenstott
Title:	Vice President

THE BANK OF NOVA SCOTIA

By:	/s/ Mark Sparrow
Name:	Mark Sparrow
Title:	Director

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Ben Leonard
Name:	Ben Leonard
Title:	Vice President